EXHIBIT 3.01

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEW CERIDIAN CORPORATION

The undersigned, Ronald L. Turner, certifies that he is Chairman, President and Chief Executive Officer of New Ceridian Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Corporation”), and does hereby certify as follows:

1.                                       The current name of the Corporation is New Ceridian Corporation.

2.                                       The name under which the Corporation was originally incorporated was New Ceridian Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 8, 2000.

3.                                       This Amended and Restated Certificate of Incorporation was duly adopted by and in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

4.                                       This Amended and Restated Certificate of Incorporation not only restates and integrates, but also amends the provisions of the Corporation’s Certificate of Incorporation.

5.                                       The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of this corporation is Ceridian Corporation (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New

Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

BUSINESS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended (the “General Corporation Law”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

A.                                   The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred Million, Seven Hundred Fifty Thousand (500,750,000), consisting of Seven Hundred Fifty Thousand (750,000) shares of the par value of one cent ($0.01) per share of preferred stock (the “Preferred Stock”), having a total par value of Seven Thousand Five Hundred Dollars ($7,500), and Five Hundred Million (500,000,000) shares of common stock of the par value of one cent ($0.01) per share (the “Common Stock”), having a total par value of Five Million Dollars ($5,000,000).

B.                                     Shares of Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

(1)                                  the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

(2)                                  the annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

(3)                                  the redemption price or prices for the particular series;

(4)                                  the right, if any, of the holders of a particular series to convert such stock into other classes of stock, and the terms and conditions of such conversion to the extent not otherwise herein provided;

(5)                                  the obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account, if shares so redeemed are to be redeemable at a price or prices other than the redemption price or prices for shares not so redeemed;

(6)                                  the rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation; and

(7)                                  the voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

C.                                     (1)                                  In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, then, before any distribution or payment shall have been made to the holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining assets of the Corporation shall be distributed solely among the holders of Common Stock according to their respective shares.

(2)                                  Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph B of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each share of Common Stock shall have one vote on all matters voted upon by the stockholders. Except where some mandatory provision of law requiring the vote or consent of the holders of some stated proportion of the shares of any class of stock or any series of any class of stock shall be controlling or where this Amended and Restated Certificate of Incorporation or any amendment hereto shall otherwise provide, the vote of the holders of all or any portion of any class of stock, as a class, or of any series of any class of stock, as a series, shall not be required for any action whatsoever to be taken or authorized by the stockholders of the Corporation, including any amendment of this Amended and Restated Certificate of Incorporation.

ARTICLE V

BOARD OF DIRECTORS

A.                                   The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board of Directors. In furtherance and not in limitation of the powers conferred on the Board of Directors by this Amended and Restated Certificate of Incorporation and by the General Corporation Law, the Board of Directors is specifically authorized to adopt, amend or repeal the Bylaws of the Corporation, in such form and with such terms as the Board of Directors may determine. The Bylaws of the Corporation also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

B.                                     The number of directors of the Corporation shall be as from time to time fixed by the Board of Directors, and such number shall never be less than three nor more than thirteen. Election of directors need not be by written ballot unless the Bylaws so provide.

C.                                     A director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

D.                                    Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled solely by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto.

E.                                      The Board of Directors, pursuant to the Bylaws of the Corporation or by resolution passed by a majority of the then-authorized number of directors, may designate three or more of their number to constitute an Executive Committee, which Executive Committee, to the fullest extent permitted by law and as provided for in said resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

F.                                      Both stockholders and directors shall have the power to hold their meetings either inside or outside the State of Delaware, to have one or more offices in addition to the registered office in Delaware, and to keep the books of this Corporation (subject to the provisions of the General Corporation Law) outside of the State of Delaware at such places as may be from time to time designated by them.

G.                                     This Corporation may, in its Bylaws, confer powers additional to the foregoing upon the Board of Directors, in addition to the powers and authorities expressly conferred upon the Board of Directors by the General Corporation Law.

ARTICLE VI

LIMITATION OF LIABILITY

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

STOCKHOLDER MEETINGS AND ACTIONS

A.                                   Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes may be called by either (i) the Chairman, (ii) the Board of Directors, or (iii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings. The ability of the stockholders to call a special meeting is hereby specifically denied.

B.                                     The holders of shares of Common Stock shall not have cumulative voting rights.

C.                                     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

ARTICLE IX

AMENDMENT OF CERTIFICATE

Except as herein otherwise provided, this Corporation reserves the right to amend, alter, change or repeal any provision in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles V, VII and VIII of this Amended and Restated Certificate of Incorporation or this Article IX.

*  *  *  *  *  *  *

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed as of this     day of             , 2001 in its name and on its behalf by its Chairman, President and Chief Executive Officer pursuant to Section 103 of the General Corporation Law of the State of Delaware.

NEW CERIDIAN CORPORATION

By:
Name:	Ronald L. Turner
Title:	Chairman, President and
Chief Executive Officer

CERTIFICATE OF OWNERSHIP

AND MERGER OF

CERIDIAN CORPORATION II

(a Delaware corporation)

INTO

NEW CERIDIAN CORPORATION

(a Delaware corporation)

Pursuant to Section 253 of the Delaware General Corporation Law, New Ceridian Corporation, a Delaware corporation (“New Ceridian”), the holder of 100% of the outstanding common stock, par value $.01 per share, of Ceridian Corporation II, a Delaware corporation (“Ceridian II”), and Ceridian II hereby adopt this Certificate of Ownership and Merger for the purpose of merging Ceridian II with and into New Ceridian (the “Merger”) and do hereby certify that:

FIRST:  New Ceridian is the owner of all of the outstanding shares of common stock of Ceridian II, which has only one class of capital stock outstanding.

SECOND:  A copy of the resolutions of New Ceridian’s Board of Directors authorizing the Merger, adopted as of February 14, 2001, is attached as Attachment A and incorporated by reference into this Certificate of Ownership and Merger. The Merger has been adopted, approved, certified, executed and acknowledged by New Ceridian in accordance with the laws of the State of Delaware.

THIRD:  A copy of the resolutions of the Board of Directors of Ceridian II authorizing the merger, adopted February 14, 2001, is attached as Attachment B and incorporated into this Certificate of Ownership and Merger. The Merger has been adopted, approved, certified, executed and acknowledged by Ceridian II in accordance with the laws of the State of Delaware.

FOURTH:  New Ceridian Corporation, a Delaware corporation, will be the surviving corporation.

FIFTH:  The Merger will become effective at 7:05 a.m., CST, on March 30, 2001.

SIXTH:  As of the effective time of the Merger, Article I of the Amended and

Restated Certificate of Incorporation of New Ceridian is hereby amended to change New Ceridian’s corporate name to “Ceridian Corporation.”

IN WITNESS WHEREOF, the undersigned signatures shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the signatory’s act and deed and that the facts stated herein are true.

Dated: March 30, 2001	NEW CERIDIAN CORPORATION,
a Delaware corporation

	By:	/s/ Gary M. Nelson
Gary M. Nelson
	Its:	Vice President, General Counsel and Secretary

Dated: March 30, 2001	CERIDIAN CORPORATION II,
a Delaware corporation

	By:	/s/ William E. McDonald
William E. McDonald
	Its:	Vice President and Secretary